Exhibit 10.19

Real Estate Collateral Loan Contract

(Party A)
Lender:	Shanghai Shencai Pawnshop Co., Ltd.

(Party B)
Borrower:	The Fifth Season Hangzhou Department Store Investment Management Co., Ltd.

1.	General Provision
Both parties sign the contract on February 21, 2011.

2.	Loan Amount, Period, and Interest
Loan amount: RMB 5,550,000
Period: From February 21, 2011 to April 20, 2011
Interest: Monthly total interest rate is 3%

3.	Collateral
Collateral: Room 206, No. 515, 535, 555 Huancheng Lu, Songjiang District, Shanghai
Construction area: 824.56 square meters
Reference Value: RMB 5,600,000

4.	Guarantee Scope of Collateralized Real Estate
Principle, interest, default fee, legal fee, and other fees.

5.	Registration
Party A and B shall register with local real estate registration department in five business days after signing the contract.

6.	Insurance
Party B shall buy property insurance.

7.	Management of Collateralized Real Estate
Party B promises to take proper care of the real estate and is responsible for repairing and maintenance of it.

8.	Limitation on Disposal of Collateral
Party B cannot transfer, sell or alter the collateral during loan period.

9.	Lease of Collateralized Real Estate

Party B shall gain party A’s written consent before leasing. Party B, as a lessor, shall send to the lessee written notice of collateralization if it is to lease the real estate. Lessee shall leave the premise in 10 days when party B is forced to give up the collateral due to breach of contract.

10.	Party B’s promise
Party B promises that its ownership and disposal right of the collateral are valid and such collateral is not under any foreclosure or lawsuit risks.

11.	Contract Fulfillment
The collateral contract is terminated once party B pays off loan principle and interest and fulfills contract provisions.

12.	Execution of Collateral Right
When one of the following situations take place, the right of collateral disposal is granted.
	1)	Default of interest payment
	2)	Party B is bankrupt or dismissed
	3)	Party B cannot provide new backup space when old backup residential space changes
	4)	Party B cannot make a payment due to other reasons

13.	Payment
Party B covers fees related to real estate appraisal, insurance, notarization, registration, auction, and trade.

14.	Breach Duty and Interest Penalty
If failing to pay in five days after deadline, party B shall pay an interest penalty fee that is 0.3% of the loan per day. In addition, party B shall pay a default fee that is 20% of the loan.

15.	Notice
Either party shall notice the other when its address changes.

16.	Loan Transfer

Party B cannot transfer its right or duty of the contract to a third party without party A’s written consent. Party A can transfer its right of the contract to a third party without permission from party B, but it need to give party B advance notice.

17.	Settlement
Party A can go to local court and apply for enforced fulfillment if party B does not fulfill its payment duty. Party A can file with local police bureau if party B commits fraud.

18.	Reminder
Party A has explained the provisions and party B fully understands the definition and legal implication of each provision after reading. Party B understands and promises to fulfill the provisions.

19.	Contract Validity and Copies
The contract, signed in Shanghai and has four copies, is valid after seal or signature.

Signature page

Party A: Shanghai Shencai Pawnshop Co., Ltd.
By: /seal/ Shanghai Shencai Pawnshop Co., Ltd.
/seal/ Xingjing Qi

Party B: The Fifth Season Hangzhou Department Store Investment Management Co., Ltd.
By: /seal/ The Fifth Season Hangzhou Department Store Investment Management Co., Ltd.
/s/ Lide Zhu

Date: February 21, 2011